Exhibit 99.5
C o m b i n e d F i n a n c i a l
S t a t e m e n t s ( U n a u d i t e d )
Pharmacy Benefit Management Business of WellPoint, Inc.
Three Months Ended March 31, 2009 and 2008

Pharmacy Benefit Management Business of WellPoint, Inc.
Combined Financial Statements
Three Months Ended March 31, 2009 and 2008
(Unaudited)
Contents

Unaudited Combined Financial Statements

Unaudited Combined Balance Sheets	1
Unaudited Combined Statements of Income	2
Unaudited Combined Statements of Cash Flows	3
Unaudited Combined Statements of Parent Company’s Net Investment	4
Notes to Unaudited Combined Financial Statements	5

Pharmacy Benefit Management Business of WellPoint, Inc.
Combined Balance Sheets
(Unaudited)
(In Thousands)

	March 31
	2009	2008

Assets
Current assets:
Cash and cash equivalents	$6,659	$14,602
Rebates receivable, net	749,597	674,356
Other receivables, net	78,720	101,988
Drug inventories	61,057	52,374
Receivable from related parties	519,117	300,201
Deferred tax assets, net	20,077	14,446
Prepaid expenses	2,189	1,605

Total current assets	1,437,416	1,159,572
Property and equipment, net	59,054	44,553
Goodwill	165,072	166,195
Other intangible assets	127,583	135,662
Other noncurrent assets	567	303

Total assets	$1,789,692	$1,506,285

Liabilities and parent company’s net investment
Liabilities
Current liabilities:
Rebates payable:
Rebates payable to related parties	$630,103	$530,556
Rebates payable to unrelated parties	87,895	68,911

Total rebates payable	717,998	599,467
Claims and drugs payable	90,910	65,243
Unearned income	10,796	5,899
Unearned discounts, current portion	1,380	1,365
Income taxes payable	149,341	88,669
Other current liabilities	56,680	76,467

Total current liabilities	1,027,105	837,110
Unearned discounts	592	1,312
Deferred tax liability, net	53,517	52,309
Other noncurrent liabilities	2,905	2,005

Total liabilities	1,084,119	892,736

Total parent company’s net investment	705,573	613,549

Total liabilities and parent company’s net investment	$1,789,692	$1,506,285

See accompanying notes.

Pharmacy Benefit Management Business of WellPoint, Inc.
Combined Statements of Income
(Unaudited)
(In Thousands)

	Three Months Ended March 31
	2009	2008

Revenues
Retail pharmacy revenue	$3,571,671	$3,629,425
Mail order revenue	705,863	627,082
Administrative fees	39,805	37,582

Total operating revenue	4,317,339	4,294,089
Other revenue	96	599

Total revenues	4,317,435	4,294,688

Expenses
Cost of drugs	4,107,176	4,109,286
General and administrative expense	108,706	94,413
Amortization of other intangible assets	1,977	2,100

Total expenses	4,217,859	4,205,799

Income before income tax expense	99,576	88,889
Income tax expense	33,150	32,214

Net income	$66,426	$56,675

See accompanying notes.

Pharmacy Benefit Management Business of WellPoint, Inc.
Combined Statements of Cash Flows
(Unaudited)
(In Thousands)

	Three Months Ended March 31
	2009	2008

Operating activities
Net income	$66,426	$56,675
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	1,774	1,528
Amortization	2,993	2,531
Deferred income taxes	(1,580)	5,611
Changes in operating assets and liabilities:
Accounts receivable, net	(37,413)	(105,435)
Drug inventories	8,116	(2,470)
Receivable from related parties	(58,546)	(90,172)
Prepaid expenses and other assets	(173)	338
Rebates payable	76,542	34,372
Claims and drugs payable	(22,953)	(7,559)
Unearned income	3,902	340
Unearned discounts	(345)	(300)
Income taxes payable	34,069	18,965
Other liabilities	(67,334)	(78,717)

Net cash provided by (used in) operating activities	5,478	(164,293)

Investing activities
Purchases of property and equipment	(5,626)	(7,348)

Net cash used in investing activities	(5,626)	(7,348)

Net change in cash and cash equivalents	(148)	(171,641)
Cash and cash equivalents at beginning of period	6,807	186,243

Cash and cash equivalents at March 31	$6,659	$14,602

See accompanying notes.

Pharmacy Benefit Management Business of WellPoint, Inc.
Combined Statements of Parent Company’s Net Investment
(Unaudited)
(In Thousands)

Total Parent
Company’s Net
Investment
January 1, 2008	$556,874
Net income	56,675

March 31, 2008	$613,549

January 1, 2009	$639,147
Net income	66,426

March 31, 2009	$705,573

See accompanying notes.

Pharmacy Benefit Management Business of WellPoint, Inc.
Notes to Combined Financial Statements
(Unaudited)
March 31, 2009
(In Thousands)
1. Basis of Presentation
The Pharmacy Benefit Management business, or PBM business, of WellPoint, Inc., or WellPoint, provides integrated PBM services to affiliated WellPoint health plans as well as to unaffiliated health insurers and third-party administrators. PBM services include retail pharmacy network development and management; retail network claims processing; mail order pharmacy services; formulary development and management; distribution of specialty drugs; and rebate negotiation and management.
References to the terms “we,” “us,” “our” or the “PBM business” used throughout these notes to unaudited combined financial statements refer to WellPoint’s combined PBM operations.
The accompanying unaudited combined financial statements are presented on a carve-out basis and reflect the assets, liabilities, revenues and expenses that were directly attributable to the PBM business, and include the accounts of the legal entities of NextRx, LLC, NextRx, Inc. and NextRx Services, Inc., each of which is ultimately wholly owned by WellPoint and is directly wholly owned by certain of WellPoint’s consolidated subsidiaries.
The unaudited combined financial statements are prepared in conformity with U.S. generally accepted accounting principles, or GAAP, for interim reporting. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, all adjustments, including normal recurring adjustments, necessary for a fair statement of the unaudited combined financial statements as of and for the three months ended March 31, 2009 and 2008 have been recorded. The results of operations for the three months ended March 31, 2009 are not necessarily indicative of the results that may be expected for the full year ending December 31, 2009. These unaudited combined financial statements should be read in conjunction with our audited combined financial statements for the year ended December 31, 2008. Significant intercompany accounts and transactions within the PBM business have been eliminated. Transactions between the PBM business and WellPoint have been included in the unaudited combined financial statements. Parent Company’s Net Investment represents the interest of WellPoint in the net carrying value of the assets and liabilities of the PBM business and is presented in lieu of stockholder’s equity.

Pharmacy Benefit Management Business of WellPoint, Inc.
Notes to Combined Financial Statements (continued)
(Unaudited)
1. Basis of Presentation (continued)
On April 9, 2009, WellPoint signed a definitive agreement to sell its PBM business to Express Scripts, Inc., or Express. The accompanying unaudited combined financial statements have been prepared as a requirement of that definitive agreement, and represent the financial condition, results of operations and cash flows of our PBM business as of and for the three months ended March 31, 2009 and 2008. As the PBM business represents operations of subsidiaries of WellPoint, in accordance with normal operating policies of WellPoint, certain shared services and corporate costs have been allocated to the PBM business in these unaudited combined financial statements. Accordingly, the accompanying unaudited combined financial statements may not necessarily reflect the financial condition, results of operations and cash flows of the PBM business as if it had operated as a stand-alone entity. In addition, the unaudited combined financial statements may not necessarily be indicative of future results of the PBM business.
Whenever possible, the direct costs associated with the PBM business are reflected in the unaudited combined financial statements. In addition, as discussed in the preceding paragraph, certain costs are allocated to the PBM business by WellPoint. Such allocations include employee costs of shared service personnel, WellPoint management, lease costs, share-based compensation, enterprise-wide information technology and eBusiness support, public relations and actuarial services. These costs approximate the actual cost of providing these services and are allocated based on pharmacy membership or employee headcount, and management of the PBM business believes the allocations are reasonable. See Note 5, Related-Party Transactions, for further discussion of allocated costs.
2. Income Taxes
During the three months ended March 31, 2009 and 2008, we recognized income tax expense of $33,150 and $32,214, respectively, which represents effective tax rates of 33.3% and 36.2%, respectively. The 290 basis point decrease in the effective tax rate in 2009 was primarily due to a third-party court decision which entitled us to a state tax refund, which we received in the first quarter of 2009.

Pharmacy Benefit Management Business of WellPoint, Inc.
Notes to Combined Financial Statements (continued)
(Unaudited)
3. Fair Value
Assets and liabilities recorded at fair value in the unaudited combined balance sheets are categorized based upon the level of judgment associated with the inputs used to measure their fair value. The only balance subject to Statement of Financial Accounting Standards No. 157, Fair Value Measurements, in our unaudited combined balance sheets is cash equivalents. Money market funds that are classified as cash equivalents in our unaudited combined balance sheets are purchased daily at par value with specified yield rates. Due to the high ratings and short-term nature of the funds, we consider all cash equivalents as Level I inputs.
4. Other Current Liabilities
Other current liabilities include $27,623, and $52,719 at March 31, 2009 and 2008, respectively, for outstanding checks not yet presented to our bank.
5. Related-Party Transactions
We have agreements with affiliated WellPoint health plans to provide PBM products and services to the health plans’ members. The financial provisions in these agreements vary and range from reimbursements at cost to reimbursements at cost plus a profit margin. For purposes of these unaudited combined financial statements, revenues from affiliated health plans are based on internal rates that, in management’s judgment, reflect a reasonable and consistent profit margin and which have been used historically by WellPoint in its internal management and segment reporting of the PBM business. This approach increased income before income tax expense by $46,807 and $35,644 for the three months ended March 31, 2009 and 2008, respectively. These adjustments are reflected as intercompany transactions. The cumulative impact of these and other carve-out adjustments in the amount of $352,389 and $143,861 at March 31, 2009 and 2008, respectively, are recognized in receivable from related parties. WellPoint is required to settle this receivable in connection with provisions contained in the definitive agreement with Express.

Pharmacy Benefit Management Business of WellPoint, Inc.
Notes to Combined Financial Statements (continued)
(Unaudited)
5. Related-Party Transactions (continued)
We provide integrated PBM services to affiliated companies. We recorded revenues for PBM services provided to affiliates of $3,767,143 and $3,719,646 in the three months ended March 31, 2009 and 2008, respectively. This includes co-payment revenue associated with retail pharmacy revenues of $782,046 and $795,614 in the three months ended March 31, 2009 and 2008, respectively.
We reimburse affiliated companies for certain administrative services provided to us. Administrative expenses charged by affiliated companies were $18,113 and $18,937 in the three months ended March 31, 2009 and 2008, respectively, which are included in general and administrative expense in the unaudited combined statements of income.
PBM business associates participate in WellPoint sponsored defined benefit pension plans and postretirement benefit plans. PBM business associates also participate in WellPoint sponsored defined contribution pension plans and related costs are allocated to the PBM business based on headcount. We were allocated costs related to these employee benefits of $1,539 and $1,516 in the three months ended March 31, 2009 and 2008, respectively, which are recorded in general and administrative expenses in our unaudited combined statements of income.
The PBM business will not assume any portion of the defined benefit pension or postretirement benefit plan obligations or plan assets nor will any of the WellPoint benefit plans, which the PBM business participates in, transfer to the PBM business upon its sale.
We participate in the WellPoint Management and Key Associate Stock Plan, which provides WellPoint restricted stock and stock options to select key associates as a reward for performance and contribution. In addition, certain PBM business associates participate in WellPoint’s Employee Stock Purchase Plan, which allows for the purchase of WellPoint common stock at a discount. WellPoint accounts for all share-based compensation plans in accordance with FAS No. 123 (revised December 2004), Share-Based Payment. During the three months ended March 31, 2009 and 2008, we recorded share-based compensation expense of $812 and $1,002, respectively, via an allocation from WellPoint.
We did not pay any distributions to WellPoint and/or certain of its consolidated subsidiaries during the three months ended March 31, 2009 and 2008, respectively.

Pharmacy Benefit Management Business of WellPoint, Inc.
Notes to Combined Financial Statements (continued)
(Unaudited)
6. Commitments and Contingencies
We are involved in pending and threatened litigation of the character incidental to the business transacted and are, from time to time, involved as a party in various governmental and administrative proceedings. We believe that any liability that may result from any one of these actions is unlikely to have a material adverse effect on our financial position or results of operations.